Exhibit 10.1

AMENDMENT TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This Amendment (this “Amendment”), effective as of the 4th day of November, 2024, to the Membership Interests Purchase Agreement, dated February 7, 2024 (the “Purchase Agreement”), by and among Safe and Green Development Corp., a Delaware corporation (the “Buyer”), the members listed on Exhibit A attached thereto (the “Members”) of Majestic World Holdings LLC, a Wyoming limited liability company (the “Company” and, collectively with the Members, the “Sellers,” and Matthew A. Barstow, an individual (the “Sellers Representative”). Capitalized terms used herein without definition shall have the meanings assigned in the Purchase Agreement.

WHEREAS, the Buyer and Sellers desire to amend the Purchase Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Purchase Agreement as follows:

1. Amendment.

1.1 The defined term “Conversion Rate” as set forth in “Article 1: DEFINITIONS” of the Purchase Agreement is hereby deleted in its entirety

1.2 Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Consideration. As full and total consideration (the “Aggregate Purchase Price”) for the purchase by the Buyer of the Membership Interests, the Buyer shall (a) issue a total of 500,000 shares of restricted common stock (the “SGD Stock”) of the Buyer (the “Stock Consideration”), in the amount set forth next to each Member’s name on Exhibit A; and (b) pay to the Members the cash consideration in an amount set forth next to each Member’s name on Exhibit A in the aggregate amount of One Hundred Fifty Four Thousand Six Hundred and Seventy Five Dollars $154,675.00 (the “Cash Consideration”). The Aggregate Purchase Price shall be paid as follows: (i) one hundred percent (100%) of the Stock Consideration shall be issued to the Members at Closing and (ii) one hundred percent (100%) for amounts less than Five Thousand $5,000 and fifty percent (50%) for amounts more than Five Thousand $5,000 of the Cash Consideration shall be paid to the Members or Employees on or before October 31st, 2024, and except as set forth on Exhibit A as it relates to Vikash Jain, the remaining fifty percent (50%) of the Cash Consideration shall be paid to the Members on or before December 1st, 2024 (the “Payment Date”). The Membership Interests shall be transferred and assigned to Buyer as follows: (y) Sixty-eight and one quarter percent (68.25%) of the Membership Interests shall be transferred and assigned to Buyer at Closing, and (z) the remaining 31.75% shall be transferred and assigned to Buyer on the Payment Date. In addition, on the Payment Date, the Company’s outstanding promissory notes in the aggregate principal amount of $337,226.29 due and payable to the order of Akwasi Oppong, Vikash Jain and Matthew Barstow, shall each be cancelled and deemed satisfied in full and retired.”

1.3 Section 2.5 of the Purchase Agreement is hereby deleted in its entirety.

1.4 Section 8.4 of the Purchase Agreement is hereby deleted in its entirety.

1.5 Exhibit A of the Purchase Agreement is hereby amended to provide that the nine Company Employees or Members identified on Exhibit A-1 attached hereto shall receive on the Payment Date the Cash Consideration set forth opposite their name on Exhibit A-1 in lieu of and in full satisfaction of any Stock Consideration and Cash Consideration otherwise due to them under the Purchase Agreement for their respective Membership Interests.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Purchase Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of New York without regard to its choice or conflict of law principles and the parties agree to Delaware as the exclusive venue for any disputes arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Purchase Agreement to be duly executed as of the day and year first above written.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

SELLERS:

MAJESTIC WORLD HOLDINGS LLC

By:	/s/ Matthew Barstow
Name:	Matthew Barstow
Title:	President and Chief Executive Officer

SELLERS’ REPRESENTATIVE

/s/ Matthew A. Barstow
Matthew A. Barstow

MEMBERS:

/s/ Matthew A. Barstow
Matthew A. Barstow

/s/ Vikash Jain
Vikash Jain

/s/ Akwasi Oppong
Akwasi Oppong

/s/ Michael Combs
Michael Combs

/s/ Fitriah Henson
Fitriah Henson

/s/ Patrick Corey Barnwell
Patrick Corey Barnwell

/s/ Rudy Beserra
Rudy Beserra

/s/ Harold Gonzalez
Harold Gonzalez

/s/ Anthony Baca
Anthony Baca

/s/ Mark Lautman
Mark Lautman